Exhibit 4.3
Dated January [●], 2009
KfW
as Issuer
and
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Fiscal Agent and Registrar
and
DEUTSCHE BANK AKTIENGESELLSCHAFT
as Exchange Rate Agent
in respect of the Issuer’s Medium-Term Notes
Due Twelve Months or More from Date of Issue

AMENDED AND RESTATED
FISCAL AGENCY AGREEMENT

     THIS AGREEMENT is made on January [●], 2009 BETWEEN:
     (1) KfW (the “Issuer”),
     (2) DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”); and
     (3) DEUTSCHE BANK AKTIENGESELLSCHAFT (“DB”).
     WHEREAS:
(A)	The Issuer, DBTCA and DB entered into a fiscal agency agreement dated January 4, 2006 to record the arrangements between them in relation to the offering and selling from time to time of medium-term notes (the “Original Fiscal Agency Agreement”)

(B)	The Issuer intends to offer and sell from time to time medium-term notes due twelve months or more from date of issue (the “Notes”).

(C)	The Issuer wishes to engage DBTCA as its fiscal agent and registrar in respect of its Notes.

(D)	The Issuer wishes to engage DB as its exchange rate agent of its Notes, if applicable.
     IT IS HEREBY AGREED as follows:
1. DEFINITIONS AND INTERPRETATION
     1.1 The parties hereto agree that with effect from the date hereof, the Original Fiscal Agency Agreement shall for all purposes be amended and restated in the form of this fiscal agency agreement (the “Fiscal Agency Agreement” and hereinafter the “Agreement”).
     1.2 The following terms shall, unless the context otherwise requires, have the respective meanings indicated below:
     “Administrative Procedures” means the administrative procedures as agreed from time to time among the Issuer, the Dealers and the Fiscal Agent with respect to and used as guidance in preparing and executing the issuance and sale of the Notes.
     “Agents” means the Calculation Agent (if applicable), the Exchange Rate Agent (if applicable), the Determination Agent (if applicable), the Fiscal Agent and the Registrar appointed by the Issuer in accordance with this Agreement.

     “Calculation Agent” means DBTCA in its capacity as calculation agent in respect of the Notes or any other calculation agent appointed by the Issuer in accordance with this Agreement.
     “Conditions” means the terms and conditions applicable to a particular issue of Notes, forming part of the Global Certificate and substantially in the form set out in the attached form of Global Certificate.
     “Dealers” means the institutions that entered into or acceded to the Distribution Agreement with the Issuer and shall include any other institution that has entered into a Terms Agreement with the Issuer to act as dealer for the resale of Notes.
     “Distribution Agreement” means the agreement dated January 5, 2006 expected to be amended and restated on or about January [●], 2009 entered into between the Issuer and the Dealers for the sale of Notes by the Issuer to one ore more Dealers as principal for the resale to investors and other purchasers in the United States of America.
     “DTC” means The Depositary Trust Company, or any successor thereto.
     “Exchange Rate Agent”, if applicable, means DB in its capacity as exchange rate agent in respect of the Notes unless the Issuer appoints any other exchange rate agent in accordance with this Agreement.
     “Fiscal Agent” means DBTCA in its capacity as fiscal agent in respect of the Notes or any other fiscal agent that the Issuer may appoint in accordance with this Agreement.
     “Frankfurt Business Day” means any day other than a Saturday, Sunday or legal holiday in Frankfurt am Main, or a day on which credit institutions are open for business in Frankfurt am Main.
     “Global Certificate” means one or more global certificates representing a particular issue of Notes, substantially in the form set out in Schedule 1 (in respect of fixed rate notes) and in Schedule 2 (in respect of floating rate notes) attached hereto, with the Conditions attached to and forming part of the Global Certificate.
     “Holder” means each actual purchaser having an ownership interest in the Notes represented by the Global Certificate as recorded in the systems of DTC or its participants.
     “New York Business Day” means any day other than a Saturday, Sunday or legal holiday in The City of New York, or a day on which commercial banks are authorized or required by law, regulation, or executive order to close in The City of New York.

     “Registered Holder” means Cede & Co. as nominee of DTC, or any successor nominee of DTC, shown as the registered holder of the Global Certificate in the register maintained by the Registrar.
     “Registrar” means DBTCA in its capacity as registrar for the Notes or any other registrar that the Issuer may appoint in accordance with this Agreement.
     “Relevant Dealer(s)” means any Dealer(s) that has (have) entered into a Terms Agreement with the Issuer for the purchase of Notes for resale in accordance with the Distribution Agreement.
     “Specific Terms” means the specific terms applicable to a particular issue of Notes, forming part of the Global Certificate and substantially in the form set out in the attached form of Global Certificate.
     “Terms Agreement” means an agreement entered into from time to time between the Issuer and any Relevant Dealer(s) for the purchase of a particular issue of Notes by the Relevant Dealer(s) for resale in accordance with the Distribution Agreement.
     1.3 Terms not defined in this Agreement shall have the same meanings as in the form of Global Certificate. Any reference herein to “Frankfurt” shall be a reference to Frankfurt am Main, Federal Republic of Germany and any reference herein to “New York” shall be a reference to The City of New York in the State of New York, United States of America.
     1.4 All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof, if applicable.
     1.5 All references in this Agreement to principal and/or interest or both in respect of a particular issue of Notes or to any moneys payable by the Issuer under this Agreement shall have the meaning set out in the Global Certificate for such issue.
     1.6 All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Distribution Agreement, the Administrative Procedures and the Global Certificate) shall be construed as a reference to that agreement, instrument or document as the same may be amended, varied or supplemented from time to time.
2. APPOINTMENT OF THE FISCAL AGENT AND REGISTRAR
     2.1 The Issuer hereby appoints DBTCA to act as Fiscal Agent and Registrar in respect of the Notes.

     2.2 DBTCA hereby accepts its appointment, and agrees to act in such capacity, on the terms and conditions set out in this Agreement and the Global Certificate of the relevant Notes as well as in accordance with the Administrative Procedures.
3. THE NOTES
     3.1 The Notes will be issued in fully registered form without coupons and represented by one or more Global Certificates. The Conditions shall be attached to each Global Certificate. Each Global Certificate shall be signed manually by two authorized representatives of the Issuer, dated the Original Issue Date, and be authenticated manually by or on behalf of the Fiscal Agent.
     3.2 The parties expect that the Global Certificate will be substantially in the form set forth in Schedule 1 or 2 hereto, as the case may be.
4. ISSUANCE OF NOTES
     4.1 Upon the conclusion of any Terms Agreement, the Issuer shall, as soon as practicable, but not later than 11:00 a.m., New York time, on the second New York Business Day prior to the proposed Original Issue Date of the respective Notes:
     4.1.1 confirm to the Fiscal Agent by email, fax or any other electronic information system agreed between the Fiscal Agent and the Issuer all such information as the Fiscal Agent may reasonably require to carry out its functions under this Agreement and such details as are necessary to enable it to authenticate and deliver the Global Certificate;
     4.1.2 deliver to the Fiscal Agent a copy of the Terms Agreement, duly executed on behalf of the Issuer;
     4.1.3 (if no standard payment instructions have been given to the Fiscal Agent or if they do not apply to the settlement of the relevant issuance) designate by fax the account of the Issuer to which payment of the proceeds of issue should be made; and
     4.1.4 deliver to the Fiscal Agent the completed Global Certificate (in unauthenticated form but executed on behalf of the Issuer) in relation to a specific issuance.
     4.2 The Fiscal Agent shall assign in respect of each issuance the CUSIP number, and shall inform the Issuer thereof.

     4.3 The Fiscal Agent shall hold in safe custody all unauthenticated Global Certificates delivered to it in accordance with this Clause 4 and shall ensure that the same are authenticated and delivered only in accordance with the terms hereof and, if applicable, the relevant Global Certificate.
     4.4 The Fiscal Agent is authorized by the Issuer to authenticate such Global Certificate as may be required to be authenticated hereunder by the signature of any person duly authorized for such purpose by the Fiscal Agent.
     4.5 On or before 10:00 a.m., New York time, on the last New York Business Day prior to the Original Issue Date in relation to a specific issuance, the Fiscal Agent shall authenticate the relevant Global Certificate. The Fiscal Agent shall instruct DTC in accordance with DTC’s settlement procedures to credit the Notes represented by the Global Certificate to the Fiscal Agent’s participation account and to hold each such Note to the order of the Issuer. The Fiscal Agent shall instruct DTC (i) to debit the Notes to the Fiscal Agent’s participation account and credit the Notes to the participation account of the Relevant Dealer and (ii) to debit the settlement account of the Relevant Dealer and credit the settlement account of the Fiscal Agent, in an amount equal to the net proceeds of such Notes. By giving such instruction the Fiscal Agent shall be deemed to confirm to DTC that (i) the Global Certificate representing such Note has been issued and authenticated and (ii) the Fiscal Agent is holding such Global Certificate as custodian for DTC pursuant to the relevant agreement with DTC.
     4.6 Upon receipt, the Fiscal Agent will pay the Issuer, by wire transfer of immediately available funds to the account notified in accordance with Clause 4.1.3 above, the amount transferred to the Fiscal Agent in accordance with Clause 4.5.
     4.7 If on the relevant Original Issue Date the Fiscal Agent does not receive the full proceeds of issue in respect of any Note (the “Defaulted Note”) and, as a result, the Defaulted Note remains in the Fiscal Agent’s distribution account with DTC after such Original Issue Date, the Fiscal Agent shall:
     4.7.1 continue to hold the Defaulted Note to the order of the Issuer;
     4.7.2 notify the Issuer and the Relevant Dealer forthwith of the non-receipt of the proceeds of issue in respect of the Defaulted Note; and, subsequently,
     4.7.3 notify the Issuer and the Relevant Dealer forthwith upon receipt of the full proceeds of issue in respect of such Defaulted Note.
5. PAYMENTS
     5.1 In order to provide for the payment in U.S. dollars of the principal of, and interest on, the Notes, as such payment shall become due and payable, the Issuer shall pay to the Fiscal Agent the amount in U.S. dollars of interest on, or principal of, all the Notes outstanding or maturing on such due date in same day funds by 10:00 a.m., New York time, on each payment date to such account at such bank in New York as the Fiscal Agent may specify. In order to provide for the payment in a Specified Currency other than U.S. dollars of the principal of, and interest on, the Notes, as such payment shall become due and payable, the Issuer shall pay to the Fiscal Agent the amount in such Specified Currency of interest on, or principal of, all the Notes outstanding or maturing on such due date in same day funds by 10:00 a.m. in the Principal Financial Center of the Specified Currency or in the case of euro, in Frankfurt, or such other time as may be specified by the Fiscal Agent for such Notes with three Frankfurt and New York Business Days prior notice to the Issuer, on each payment date to such account at such bank in the Principal Financial Center of the Specified Currency as the Fiscal Agent may specify.
     5.2 The Fiscal Agent shall give payment instructions by facsimile or authenticated SWIFT message to the Issuer not later than five New York Business Days prior to each payment date stating the amount of principal and/or interest payable by the Issuer on the payment date and the account and bank to which payment is to be made, provided that if the date on which the interest for the relevant period is determined falls on a date later than the date required for the notice to be given under this sentence, such notice may be given on the date on which such determination is made.
     5.3 Out of the sums paid to the Fiscal Agent in respect of interest and principal on the Notes, the Fiscal Agent shall make payment to, or to the order of, the Registered Holder (except as provided under Clause 5.4 below) in accordance with the Conditions and the Administrative Procedures.
     5.4 In case of any payment to be made by the Fiscal Agent in other currencies than U.S. dollars, the Fiscal Agent shall make such payment to the account(s) and in an amount as specified by DTC to the Fiscal Agent prior to 5:00 p.m., New York time, on the fifth New York Business Day following the relevant Record Date in the case of interest and prior to 5:00 p.m., New York time, on the eighth New York Business Day prior to the payment date for the payment of principal.
     5.5 If for any reason (other than negligence or willful misconduct on the part of the Fiscal Agent or its officers, employees or agents) the Fiscal Agent does not, by the time specified in Clause 5.1, receive unconditionally the full amount payable by the Issuer on the relevant payment date in respect of all outstanding Notes of any particular issue of Notes, the Fiscal Agent shall forthwith notify the Issuer and shall not be bound to make any payment of principal or interest in respect of such Notes until it has received to its order the full amount of the moneys then due and payable in respect of all the outstanding Notes.
     5.6 Without prejudice to the obligations of the Issuer to make payments in accordance with the provisions of Clause 5.1, if payment of the appropriate amount shall be made by or on behalf of the Issuer later than the time specified in Clause 5.1, but otherwise in accordance with the provisions thereof, the Fiscal Agent shall forthwith give notice to DTC that it has received such amount. Promptly after the receipt of the appropriate amount the Fiscal Agent shall make or cause to be made payments as provided in Clause 5.3.
     5.7 If the Issuer should default in the payment of principal under any issue of Notes, the Fiscal Agent agrees, upon consultation with the Issuer, to calculate the default rate of interest, from time to time applicable, referred to in the interest provisions of the Conditions with respect to such Notes.
     5.8 If for any reason the Fiscal Agent considers in its sole discretion (exercised in good faith) that the amounts to be received by the Fiscal Agent pursuant to Clause 5.1 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, the Fiscal Agent shall promptly notify the Issuer thereof. The Fiscal Agent shall not be obliged to pay any such claims until it has received the full amount of all such payments.
     5.9 In respect of moneys paid to it relating to any issue of Notes, the Fiscal Agent
     5.9.1 shall not be entitled to exercise any lien, right of set-off or similar claim, and
     5.9.2 shall not be liable for interest thereon.
     5.10 All payments by the Fiscal Agent hereunder shall be made without the Fiscal Agent charging any commission, fee or cost to DTC or to any Holder, except as expressly provided for in the payment provisions of the Conditions.
     5.11 The Fiscal Agent shall make available to the Issuer, free of charge, the reporting tool “Global program reporting on the web” that allows the Issuer to track at any time the total principal amount of outstanding Notes. If such reporting tool is not available to the Issuer, the Fiscal Agent will, upon request of the Issuer, deliver to the Issuer a written statement indicating the total principal amount of outstanding Notes as of the close of business at the end of a month so requested.
6. EARLY REDEMPTION AND REPAYMENT OF NOTES
     6.1 If the Issuer decides to redeem any outstanding Notes prior to their Maturity Date in accordance with the Conditions, it shall give notice of such decision to the Fiscal Agent not later than 10.00 a.m., New York time, on the fifth New York Business Day immediately preceding the date on which DTC shall receive notice of such redemption in accordance with the Conditions. The Fiscal Agent shall deliver to

DTC such notice not later than three New York Business Days immediately preceding such date.
     6.2 The Fiscal Agent shall, upon receipt of any repayment notice by the Registered Holder of the Global Certificate the conditions of which provide for repayment at the option of the Holders, notify forthwith the Fiscal Agent and the Issuer thereof. The Fiscal Agent shall, upon payment by the Issuer of the applicable Repayment Price, together with accrued interest to the applicable Repayment Date, cancel the Notes in accordance with Clause 7.
7. CANCELLATION OF NOTES
     7.1 Promptly upon the Issuer’s written request, the Fiscal Agent shall take all measures necessary to cancel any Notes which the Issuer has repurchased or whose maturity has been accelerated pursuant to the Conditions. The Fiscal Agent shall cause any such Notes represented by a Global Certificate to be cancelled in accordance with the procedures established for that purpose by DTC, resulting in a decrease in the aggregate amount of Notes represented by such Global Certificate by the aggregate amount of Notes so cancelled.
     7.2 On the same day such cancellation is effected, the Fiscal Agent shall instruct the Registrar to record such cancellation of Notes on the Register in such a way that the aggregate amount of Notes cancelled at any time together with the aggregate principal amount of Notes then outstanding and represented by the Global Certificate shall equal the aggregate principal amount of Notes originally issued by the Issuer.
     7.3 The Fiscal Agent shall furnish the Issuer within ten Frankfurt Business Days from the date of such cancellation with a certificate of cancellation signed by an authorized officer confirming cancellation of such Notes and the corresponding decrease of the relevant Global Certificate.
8. MISCELLANEOUS DUTIES OF THE ISSUER, THE REGISTRAR AND THE FISCAL AGENT
     8.1 If the Issuer is, in respect of any payment, required to withhold or deduct any amount for or on account of taxes or duties of whatever nature as specifically contemplated under the Conditions, the Issuer shall give notice thereof to the Fiscal Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Fiscal Agent such information as it shall require to enable it to comply with such requirement.
     8.2 The Registrar shall maintain the Register pertaining to the Notes in New York. The Register shall show the aggregate amount of Notes represented by each

Global Certificate at the date of issue and all subsequent transfers and exchanges involving a change in such amounts and the name of the Registered Holder.
     8.3 The Registrar shall at all reasonable times and at the written request during office hours make the Register available to the Issuer and the Fiscal Agent or any person authorized by either of them for inspections and for the taking of copies thereof or extracts therefrom, and the Registrar shall deliver to such persons information contained in the Register or relating to the Notes as they may reasonably request.
     8.4 On behalf and at the request and expense of the Issuer, the Fiscal Agent shall give any notices to DTC required to be given by the Issuer in accordance with the Conditions.
9. APPOINTMENT AND DUTIES OF THE EXCHANGE RATE AGENT
     9.1 As indicated in and in accordance with the Specific Terms, an Exchange Rate Agent will be appointed from time to time in respect of a specific issuance of Notes. In such case the Issuer will notify the Exchange Rate Agent by forwarding the Specific Terms in a timely manner after the relevant Original Issue Date. Furthermore, the Fiscal Agent shall inform the Exchange Rate Agent in a timely manner before any date on which a conversion is required to be made, taking into consideration the Specific Terms and the Conditions.
     9.2 The Exchange Rate Agent shall in respect of each issuance of Notes in relation to which it is appointed perform such determinations as specified in the Conditions.
10. APPOINTMENT AND DUTIES OF THE CALCULATION AGENT
     10.1 The Fiscal Agent shall act as Calculation Agent in respect of a specific issuance of Notes unless another institution is appointed as Calculation Agent in respect of such issuance in accordance with the Specific Terms. If the Fiscal Agent shall act as Calculation Agent, such fact will be indicated in the Specific Terms. In such case the Issuer will notify the Fiscal Agent by forwarding the Specific Terms in a timely manner before the first date on which the Calculation Agent is required to make any calculation or determination.
     10.2 Subject to Clause 10.4, the Calculation Agent shall in respect of each issuance of Notes in relation to which it is appointed as such:
     10.2.1 obtain such quotes and rates and/or make such determinations, calculations, adjustments and notifications as may be required to be made by it as specified in the Conditions and the Administrative Procedures; and

     10.2.2 maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times during normal business hours by the Issuer and the Fiscal Agent.
     10.3 If the Fiscal Agent is unable for any reason to perform the duties specified in Clause 10.2.1 above, it shall forthwith notify the Issuer of such fact.
     10.4 If the Issuer has appointed a Determination Agent in the Specific Terms relating to floating rate notes with respect to which the Calculation Agent is appointed, the determinations made by such Determination Agent in respect of the bases (such as interest rates, conversion rates, prices, indices or otherwise) for the calculations to be made by such Determination Agent communicated by the Determination Agent to the Calculation Agent shall be binding on the Calculation Agent.
11. CONDITIONS OF APPOINTMENT
     11.1 The obligations of the Agents hereunder shall be several, and not joint.
     11.2 The Issuer will pay to the Agents remuneration for all services rendered by the Agents in connection with the Notes and reimburse the Agents for the expenses incurred in connection with their appointment or the exercise of their powers and duties hereunder.
     11.3 The parties to this Agreement agree that, at the request of the relevant Agent, the fees and expenses may be reviewed from time to time in accordance with such Agent’s then current fee levels. In addition, each Agent reserves the right to charge the Issuer additional fees and expenses in respect of the performance by such Agent of any additional services requested by the Issuer and not provided for in this Agreement.
     11.4 The Issuer will indemnify and hold harmless each of the Agents against any loss, liability, expense (including legal fees) or claim which it may incur or which may be made against it arising out of or in connection with its appointment or the exercise of its power and duties hereunder, except such as may result from such Agent’s own negligence or willful misconduct or that of its officers, employees or agents.
     11.5 Each Agent will indemnify and hold harmless the Issuer against any loss, liability, expense (including legal fees) or claim which the Issuer may incur or which may be made against it resulting from the negligence or willful misconduct on the part of such Agent (or such Agent’s officers, employees or agents) and arising out of or in connection with such Agent’s duties hereunder.
     11.6 The indemnity provisions under Clauses 11.4 and 11.5 shall survive the termination or expiry of this Agreement.

     11.7 Any Agent may consult with legal and other professional advisers selected in good faith and satisfactory to it, and the legal or other professional opinion of such advisers, as the case may be, shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with such opinion.
     11.8 Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction or communication from the Issuer or any document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties, except as may result from its own negligence or willful misconduct or that of its officers, employees or agents.
     11.9 In acting hereunder and in connection with the Notes, the Agents do not assume any relationship of agency or trust for the Registered Holder or the Holders, and shall not have any obligation towards them; except that all funds held by the Fiscal Agent for payment of principal of or interest on the Notes shall be held exclusively for the benefit of and for payment (i) if in U.S. dollars to, or to the order of, the Registered Holder, or (ii) if in a currency other than U.S. dollars, to the accounts specified by DTC, but need not be segregated from other funds, except as required by law and as set forth herein and in the Conditions, and shall be applied as set forth herein and in the Conditions.
     11.10 Nothing herein shall be deemed to require any Agent to advance its own funds in the performance of its duties hereunder.
12. CHANGES IN AGENTS
     12.1 The Issuer may terminate the appointment of any Agent at any time by giving to the relevant Agent at least 30 days’ written notice to that effect specifying the date on which such removal shall become effective.
     12.2 Agent may resign at any time by giving the Issuer at least 45 days’ written notice to that effect specifying the date on which such resignation shall become effective.
     12.3 No removal under Clause 12.1 or resignation under Clause 12.2 shall take effect until a successor Agent has been appointed by the Issuer and such Agent has accepted such appointment. A successor Agent shall be appointed by the Issuer by an instrument in writing given to the successor Agent. The Issuer will inform the superseded Agent in written form about its successor Agent immediately after the appointment of a successor Agent and acceptance by the latter of such appointment. Upon the appointment of such successor Agent, the acceptance by it of such appointment and the expiry of the notice period set forth under Clause 12.1 or Clause 12.2, respectively, the Agent so superseded shall cease to be an Agent hereunder.

     12.4 In case of a resignation of any Agent in accordance with Clause 12.2, that Agent shall be entitled on behalf of and in consultation with the Issuer to appoint as a successor Agent in its place a reputable financial institution having the capability to assume the function of its predecessor Agent, if the Issuer has not appointed a successor Agent by the day falling 10 days before the expiry of the notice period set forth under Clause 12.2. The Agent will inform the Issuer in written form about its successor Agent immediately after the appointment of such successor Agent and acceptance by the latter of such appointment. Upon the appointment of such successor Agent, the acceptance by it of such appointment and the expiry of the notice to be given under Clause 12.2, the Agent so superseded shall cease to be an Agent hereunder.
     12.5 Notwithstanding the foregoing, the Issuer may terminate the appointment of any Agent at any time with immediate effect and without notice (fristlos) by an instrument in writing if such Agent or any affiliated company (verbundenes Unternehmen) of such Agent shall become unable to properly perform its duties under this Agreement, or shall admit in writing its inability to pay or meet its debts as they severally mature, or shall be subject to a banking moratorium declared under any law, or shall make an assignment or an arrangement for the benefit of its creditors, or shall enter into liquidation, or shall file a petition in bankruptcy or become or be declared bankrupt or insolvent, or if an order of any court shall be entered approving any petition filed by or against the Agent or any affiliated company of such Agent under the provisions of the relevant bankruptcy legislation or under the provisions of any similar legislation, or the Agent or any affiliated company of such Agent shall consent to the appointment of a receiver or an administrator of all or any substantial part of its property or such receiver or administrator shall be appointed, or if any public officer shall take charge or control of the Agent or any affiliated company of such Agent or of its property or affairs, or in the case of any event similar to the foregoing affecting such Agent or any affiliated company of such Agent. As soon as reasonably practicable the Issuer shall appoint a successor Agent in written form, such appointment becoming effective with its acceptance by the successor Agent. Until the effectiveness of the appointment of the successor Agent all rights and duties of any such Agent hereunder will be assumed by the Issuer.
     12.6 Any Agent appointed hereunder shall execute and deliver to the Issuer an instrument accepting such appointment and, without any further act, deed or conveyance, upon its appointment becoming effective, any successor Agent shall become vested with all the authorities, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Agent in accordance with this Agreement, and such predecessor Agent, if any, upon payment by the Issuer of any amounts due and payable to any Agent pursuant to this Agreement, shall thereupon become obliged to deliver and pay over to any such successor Agent, and any such successor Agent shall be entitled to receive, all moneys, documents and records held by it hereunder. On the termination of its appointment the Agent shall pass all records and documents held by it pursuant to this Agreement to the respective successor Agent.

     12.7 Upon its resignation or removal taking effect, the Fiscal Agent shall hold all moneys deposited with or held by it hereunder in respect of the Notes to the order of the successor Fiscal Agent, but shall have no other duties or responsibilities hereunder and shall be entitled to the payment by the Issuer of its remuneration for services rendered hereunder and to the reimbursement of its expenses incurred up to its resignation or removal taking effect in accordance with the terms of Clause 12.3.
     12.8 Each Agent shall give not less than 30 days’ written notice to the Issuer of any proposed change in its specified office.
     12.9 Any change in any Agent shall be notified by the Issuer to the other Agents and to DTC for communication by DTC and its participants to the Holders in accordance with the Conditions.
13. NOTICES
     13.1 Unless hereunder otherwise specifically provided, any order, notice, request, direction or other communication from the Issuer made or given in relation to the Notes under any provision of this Agreement shall be in writing and signed by two duly authorized officers of the Issuer, and delivered to the Agent(s) by mail, facsimile, or by hand.
     13.2 Notices shall be addressed to the relevant party hereto as follows:
          (a) If to the Issuer:
KfW
Palmengartenstrasse 5-9
60325 Frankfurt am Main
Federal Republic of Germany
Telefax:          0049 69 7431 4324
Attention:      Bereich FM
          (b) If to the Fiscal Agent:

Deutsche Bank Trust Company	Deutsche Bank National Trust
Americas	Company Americas
60 Wall Street	Trust & Securities Services
MS NYC60-2515	25 DeForest Avenue
New York, NY 10005	2nd Floor
United States	Summit, NJ 07901
United States

Telefax: 001 732-578-4635	Telefax: 001 732 578 4635

Attention: Trust and Security Services	Attention: Trust and Securities Services
          (c) If to the Exchange Rate Agent:
Deutsche Bank Aktiengesellschaft
Große Gallusstraße 10 – 14
60272 Frankfurt/Main
Federal Republic of Germany
Telefax:          0049 69 910 38672
Attention:      Trust & Security Services
or at any other address of which any of the foregoing shall have notified the others in accordance with Clause 9.1, Clause 12.5 and this Clause 13.2.
14. MISCELLANEOUS
     14.1 Amendments to this Agreement, including this Clause 14.1, shall only be made in writing.
     14.2 Should any provision of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in full force and effect. Any invalid provision shall be deemed to be replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.
     14.3 This Agreement shall in all respects be governed by and construed in accordance with the laws of the Federal Republic of Germany without regard to conflict of laws principles.
     14.4 Any action or other legal proceedings arising out of or in connection with this Agreement shall be brought exclusively in the district court (Landgericht) in Frankfurt am Main, Germany.
     14.5 This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

     This Agreement has been entered into on the date stated at the beginning.
KfW

DEUTSCHE BANK TRUST COMPANY AMERICAS

DEUTSCHE BANK AKTIENGESELLSCHAFT

SCHEDULE 1
FORM OF GLOBAL CERTIFICATE FOR FIXED RATE NOTES
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, AND IS WITHOUT ANY LEGAL EFFECT.
CUSIP NO. [●]
ISIN [●]
KfW
MEDIUM-TERM NOTES
(Fixed Rate)
Global Registered Certificate
Representing a principal amount of [●]
[Title of the securities]
issued by KfW (the “Issuer”)
GENERAL
     This Global Certificate represents [●] notes in the principal amount of [●] each (the “Notes”).
     This Global Certificate has been issued by the Issuer as a registered global certificate to Cede & Co., as nominee of DTC, and has been deposited in the DTC depositary and clearing system in order to permit delivery and transfer of Notes within that system in book-entry form without physical delivery of definitive certificates. DTC and its successor, if any, as depositary for this Global Certificate shall herein also be referred to as the “Depositary.”

     The Notes represented by this Global Certificate shall be evidenced by the records of the Depositary, which in turn shall be based on the register (the “Register”) maintained by Deutsche Bank Trust Company Americas, a New York banking corporation, or any successor in such capacity appointed by the Issuer, acting as registrar (the “Registrar”) on behalf of the Issuer. In the case of any inconsistency between the Register and the records of the Depositary, the Register prevails, except in the case of manifest error.
     The Issuer hereby undertakes to pay to or to the order of Cede & Co., or its registered assigns, on the maturity date of the Notes the principal sum of the Notes represented hereby and to pay interest on the principal sum of the Notes represented hereby, all in accordance with the specific terms of the Notes set out below (the “Specific Terms”) and the general terms and conditions of the Notes attached hereto (the “Conditions”). The Conditions form part of this Global Certificate.
     This Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Any transfer shall be effective only if registered upon the books maintained for that purpose by the Registrar. The Global Certificate will not be exchangeable for definitive certificates representing individual notes unless DTC is unable or unwilling to continue providing its services and a successor securities depositary is not obtained.
     This Global Certificate is only valid if it has been provided with the manual authentication signature on behalf of the Fiscal Agent appointed by the Issuer in accordance with the fiscal agency agreement entered into by the Issuer, Deutsche Bank Trust Company Americas (the “Fiscal Agent”) and Deutsche Bank Aktiengesellschaft on [January ●, 2009], as amended from time to time (the “Fiscal Agency Agreement”).
Frankfurt am Main, Federal Republic of Germany ______, 200_
KfW

Name:	Name:

Title:	Title:

Authentication signature for and on behalf of
Deutsche Bank Trust Company Americas as Fiscal Agent

Annex A
[Specific Terms with the Conditions attached to be prepared using the form set forth in
Exhibit E-1 to the Distribution Agreement]

SCHEDULE 2
FORM OF GLOBAL CERTIFICATE FOR FLOATING RATE NOTES
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, AND IS WITHOUT ANY LEGAL EFFECT.
CUSIP NO. [●]
ISIN [●]
KfW
MEDIUM-TERM NOTES
(Floating Rate)
Global Registered Certificate
Representing a principal amount of [●]
[Title of the securities]
issued by KfW (the “Issuer”)
GENERAL
     This Global Certificate represents [●] notes in the principal amount of [●] each (the “Notes”).
     This Global Certificate has been issued by the Issuer as a registered global certificate to Cede & Co., as nominee of DTC, and has been deposited in the DTC depositary and clearing system in order to permit delivery and transfer of Notes within that system in book-entry form without physical delivery of definitive certificates. DTC and its successor, if any, as depositary for this Global Certificate shall herein also be referred to as the “Depositary.”

     The Notes represented by this Global Certificate shall be evidenced by the records of the Depositary, which in turn shall be based on the register (the “Register”) maintained by Deutsche Bank Trust Company Americas, a New York banking corporation, or any successor in such capacity appointed by the Issuer, acting as registrar (the “Registrar”) on behalf of the Issuer. In the case of any inconsistency between the Register and the records of the Depositary, the Register prevails, except in the case of manifest error.
     The Issuer hereby undertakes to pay to or to the order of Cede & Co., or its registered assigns, on the maturity date of the Notes the principal sum of the Notes represented hereby and to pay interest on the principal sum of the Notes represented hereby, all in accordance with the specific terms of the Notes set out below (the “Specific Terms”) and the general terms and conditions of the Notes attached hereto (the “Conditions”). The Conditions form part of this Global Certificate.
     This Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Any transfer shall be effective only if registered upon the books maintained for that purpose by the Registrar. The Global Certificate will not be exchangeable for definitive certificates representing individual notes unless DTC is unable or unwilling to continue providing its services and a successor securities depositary is not obtained.
     This Global Certificate is only valid if it has been provided with the manual authentication signature on behalf of the Fiscal Agent appointed by the Issuer in accordance with the fiscal agency agreement entered into by the Issuer, Deutsche Bank Trust Company Americas(the “Fiscal Agent”) and Deutsche Bank Aktiengesellschaft on [January ●, 2009] as amended from time to time (the “Fiscal Agency Agreement”).
Frankfurt am Main, Federal Republic of Germany _______, 200_
KfW

Name:	Name:

Title:	Title:

Authentication signature for and on behalf of
Deutsche Bank Trust Company Americas as Fiscal Agent

Annex A
[Specific Terms with the Conditions attached to be prepared using the form set forth in
Exhibit E-2 to the Distribution Agreement]